Exhibit 99.1

EXECUTION VERSION

AMENDMENT TO

SALE AND SERVICING AGREEMENT

This Amendment to Sale and Servicing Agreement, dated as of January 13, 2026 (this “Amendment”), is by and among Volkswagen Auto Lease/Loan Underwritten Funding, LLC, as seller (the “Seller”) and VW Credit, Inc. (“VCI”), as servicer (in such capacity, the “Servicer”).

WHEREAS, Volkswagen Auto Loan Enhanced Trust 2025-2, as issuer (the “Issuer”), the Seller, the Servicer, and U.S. Bank Trust Company, National Association, as indenture trustee (the “Indenture Trustee”) are parties to that certain Sale and Servicing Agreement, dated as of November 25, 2025 (the “Sale and Servicing Agreement”); and

WHEREAS, the parties hereto desire to amend the Sale and Servicing Agreement pursuant to Section 9.1(a)(iii) thereof in certain respects as set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1. Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned thereto in the Sale and Servicing Agreement, as amended hereby.

SECTION 2. Amendments. The Sale and Servicing Agreement is, effective as of the date hereof, hereby amended as follows:

(a) The definition of “Principal Distribution Amount” set forth in Appendix A of the Sale and Servicing Agreement is hereby amended and restated in full to read as follows:

“Principal Distribution Amount” will mean, for any Payment Date, an amount equal to the excess, if any, of (a) the Note Balance of the Notes as of such Payment Date (before giving effect to any principal payments made on the Notes on such Payment Date), over (b) the Adjusted Pool Balance as of the last day of the related Collection Period minus the Target Overcollateralization Amount, together with any portion of the Principal Distribution Amount that was to be distributed as such on any prior Payment Date but was not so distributed because sufficient funds were not available to make such distribution; provided, that if the Servicer specifies in the related Servicer’s Certificate that amounts on deposit in the Reserve Account will be included in the Reserve Account Draw Amount on any Payment Date in accordance with the provisions set forth in the second sentence of the definition of Reserve Account Draw Amount, then, the Principal Distribution Amount for such Payment Date will mean an amount equal to the aggregate unpaid Note Balance of all of the outstanding classes of Notes; provided, further, that the Principal Distribution Amount on and after the Final Scheduled Payment Date of any Class of Notes shall not be less than the amount that is necessary to reduce the aggregate outstanding principal amount of that Class of Notes to zero.

SECTION 3. Miscellaneous. The Sale and Servicing Agreement, as amended hereby, remains in full force and effect. Any reference to the Sale and Servicing Agreement from and after the date hereof shall be deemed to refer to the Sale and Servicing Agreement as amended hereby, unless otherwise expressly stated. This Amendment may be executed in any number of counterparts, including in counterparts executed via electronic signature, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflict of Laws principles thereof (other than Section 5-1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties under this Amendment shall be determined in accordance with such laws.

[Signatures follow]

Amendment to

Sale and Servicing Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

VOLKSWAGEN AUTO LEASE/LOAN UNDERWRITTEN FUNDING, LLC, as Seller

By:	/s/ Garett Miles
Name:	Garett Miles
Title:	President and Head of Securitization

By:	/s/ Jens Schreiber
Name:	Jens Schreiber
Title:	Chief Financial Officer

VW CREDIT, INC., as Servicer

By:	/s/ Garett Miles
Name:	Garett Miles
Title:	Assistant Treasurer

By:	/s/ Jens Schreiber
Name:	Jens Schreiber
Title:	Treasurer

Amendment to

Sale and Servicing Agreement